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TEXT OF SLIDE PRESENTATION GIVEN TO SABRE EMPLOYEES AND AVAILABLE ON SABRE
INTERNAL WEBSITE

a new vision for market leadership
  Sabre Business Travel Solutions
  August 28, 2000


Agenda
  What's being announced today?
  Who is GetThere?
  Why are we acquiring GetThere?
  New leadership team
  How does the acquisition affect you?
  What changes now?
  Next steps
  Keeping you informed
  Q&A


"Sabre is acquiring GetThere for..."
  Sabre is acquiring GetThere for a value      of $750 million
  GetThere and Sabre BTS will be combined to form a new organization, and a clear leader in the online B2B travel channel
  Sabre is buying out GetThere stock
       GetThere shareholders will receive $17.75 for each share of common stock


Who is GetThere?
  Headquartered in Menlo Park, CA
     Currently has 400 employees
  Additional offices in many of the same cities as Sabre, including:
     Dallas
     New York
     London


Who is GetThere?
  Provides B2B online travel services to travel suppliers, agents and multi-GDS networks
       Corporate customers include Boeing, Chevron, Cisco
       Systems, Lucent, Nike
       Transactions grew 173% between FY99 and FY2000
       (513,000 to 1.4 million)
       Revenues grew 140% in FY2000 from prior fiscal year
       ($6.4 million to $15.5 million)


Who is GetThere?
  Provides web development and hosting       for airlines and
  travel agencies
       United Airlines

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       Northwest
       TWA
       America West
       Cendant.com


Why are we acquiring GetThere?
  Opportunity to become clear leader in online B2B travel
  channel
       Positions us to capture market share faster
       Brings together unparalleled list of blue-chip
       customers, representing an estimated         $28 billion
       in T&E spending
  Sabre acquires talented and experienced staff
       115 development and technical specialists
       35 sales and marketing professionals
       195 customer service representatives


Why are we acquiring GetThere?
  Customers benefit from broader range of products and services
       Leveraging best of both technologies
       New models offer more flexibility for travel buyers and sellers
  Enhanced value for shareholders
       Creates cost synergies
       Positions Sabre for increased growth and profitability


What GetThere offers
  New business model for our online B2B travel services
     Opportunities in the direct booking market
  Cutting edge technology
     Multi-GDS network offers customers options/flexibility
  Large customer base; strong relationships
     Both corporate and airline


What we offer
  Cutting-edge products and services
  History as innovator in travel services


 New leadership

How does the acqisition affect you?
  You will be part of a new organization within Sabre
       You will remain a Sabre employee
  Headquarters will be in Menlo Park, CA
       Vast majority of BTS employees to remain in D/FW
  GetThere employees will transition to Sabre     upon closure of
  transaction
       Most will remain in current locations
  Scott Smith will remain in senior management role

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What's changing now?
  Until the transaction is approved and closed, it's business as usual
  No changes in reporting structure, job responsibilities or operations
  Continued focus on high-quality service         to our customers
  We are still competing with GetThere
  Pay and benefits remain the same


Next steps
  Customary approvals by shareholders and government regulators for antitrust review and securities compliance
        Estimated close in the next couple of months
  Integration team to outline plan
        Led by Tom Klein, Gadi Maier
        Supported by Pete Steves on a dedicated basis


Keeping you informed
     Information will be communicated                as it's available
     Information available on the BTS Team intranet site at btsteam.sabre.com
        To be updated regularly with new information
        Send your questions here
     Periodic dial-in employee conference calls with management team as new information becomes available


Questions